Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-61835 of Penske Automotive Group, Inc. on Form S-8 of our report dated June 24, 2009, relating to the financial statements and financial statement schedule of Penske Automotive Group 401(k) Savings and Retirement Plan, appearing in this Annual Report on Form 11-K of the Penske Automotive Group 401(k) Savings and Retirement Plan for the year ended December 31, 2008.
/s/ DELOITTE & TOUCHE LLP
Detroit, Michigan
June 24, 2009